                                                                   EXHIBIT 7(iv)



       ________________________________________________________________



                              TERM LOAN AGREEMENT

                          DATED AS OF OCTOBER 18, 1995

                                 BY AND AMONG

                             TIE INVESTMENT INC.,
                                as a Borrower,

                             TIE ACQUISITION CO.,
                                as a Borrower,

                        KELLETT INVESTMENT CORPORATION,
                                 as Co-Lender,

                                      and

                    CREDITANSTALT CORPORATE FINANCE, INC.,
                      as Co-Lender and Collateral Agent.


       _________________________________________________________________

                               TABLE OF CONTENTS

                     1. DEFINITIONS, TERMS AND REFERENCES

     1.1       Certain Definitions.....................................................    1
     1.2       Use of Defined Terms....................................................    8
     1.3       Accounting Terms........................................................    8
     1.4       Other Terms.............................................................    8
     1.5       Terminology.............................................................    8
     1.6       Exhibits................................................................    8

                                2.   THE LOANS

     2.1       Loans  8
     2.2       Borrowing Procedures....................................................    9
     2.3       Principal Payments; Prepayments.........................................   10
     2.4       Use of Proceeds.........................................................   10
     2.5       Several Obligations of Banks; Remedies Independent......................   11
     2.6       Pro Rata Treatment......................................................   12


                             3.  FEES AND INTEREST

     3.1       Interest................................................................   12
     3.2       Cash Commitment Fee.....................................................   12
     3.3       Issuance of Warrants as Portion of Commitment Fee, as Closing Fee,
               and Based on Time of Repayment..........................................   13
     3.4       Increased Costs and Reduced Return......................................   13
     3.5       Indemnity...............................................................   13
     3.6       Notice of Amounts Payable to Lenders....................................   13
     3.7       Interest Savings Clause.................................................   14





                       4. REPRESENTATIONS AND WARRANTIES

     4.1       Corporate Existence and Qualification...................................   14
     4.2       Partnership Matters.....................................................   14
     4.3       Authority; Valid and Binding Effect.....................................   15
     4.4       No Conflict.............................................................   15
     4.5       Governmental Action.....................................................   15

     4.6       No Litigation...........................................................   15
     4.7       Solvency................................................................   15
     4.8       Taxes...................................................................   15
     4.9       Financial Information...................................................   16
     4.10      Title to Assets.........................................................   16
     4.11      Violations of Law.......................................................   16
     4.12      Margin Stock............................................................   16
     4.13      No Default..............................................................   16
     4.14      Chief Executive Office..................................................   16
     4.15      Investments.............................................................   17
     4.16      Regulatory Matters......................................................   17
     4.17      Disclosure..............................................................   17

               4.18 DLJ Letter Agreement
     5.1       Reporting Requirements..................................................   17
     5.2       Tax Returns.............................................................   19
     5.3       Compliance With Laws....................................................   19
     5.4       Books and Records.......................................................   19
     5.5       Notifications to the Lenders............................................   19
     5.6       Preservation of Corporate Existence.....................................   19


                             6. NEGATIVE COVENANTS

     6.1       Prohibition of Fundamental Changes......................................   20
     6.2       Fiscal Year.............................................................   20
     6.3       Relocations; Use of Name................................................   20
     6.4       DLJ Letter Agreement....................................................   20


                             7. EVENTS OF DEFAULT

     7.1       Obligations.............................................................   20
     7.2       Misrepresentations......................................................   20
     7.3       Certain Covenants.......................................................   21
     7.4       Other Covenants.........................................................   21
     7.5       Loan Documents..........................................................   21
     7.6       Other Debts.............................................................   21
     7.7       Tax Lien................................................................   21
     7.8       Voluntary Bankruptcy....................................................   21
     7.9       Involuntary Bankruptcy..................................................   22
     7.10      Suspension of Business..................................................   22
     7.11      Judgments...............................................................   22

     7.12      Ownership...............................................................   22
     7.13      Failure of Security.....................................................   23
     7.14      Guaranty Agreements.....................................................   23

                                  8. REMEDIES

     8.1       Default Rate............................................................   23
     8.2       Termination; Acceleration of the Obligations............................   23
     8.3       Set-Off.................................................................   24

                            9. CONDITIONS PRECEDENT

     9.1       Conditions Precedent to Facility A Loan.................................   24
     9.2       Conditions Precedent to Facility B Loan.................................   27
     9.3       All Loans...............................................................   30
     9.4       Delay in Satisfaction of Conditions Precedent...........................   31


                           10. THE COLLATERAL AGENT

     10.1      Appointment, Powers and Immunities......................................   31
     10.2      Reliance by Collateral Agent............................................   31
     10.3      Defaults................................................................   32
     10.4      Rights as a Lender......................................................   32
     10.5      Indemnification.........................................................   32
     10.6      Non-Reliance on Collateral Agent and other Lenders......................   33
     10.7      Failure to Act..........................................................   33
     10.8      Resignation of Collateral Agent.........................................   33
     10.9      Collateral Matters......................................................   34
     10.10     Borrower Not a Beneficiary..............................................   35


                               11. MISCELLANEOUS

     11.1      Waiver..................................................................   36
     11.2      Survival................................................................   36
     11.3      Assignments; Successors and Assigns.....................................   36
     11.4      Counterparts............................................................   38
     11.5      Expense Reimbursement...................................................   38
     11.6      Severability............................................................   39

     11.7      Notices.................................................................   39
     11.8      Entire Agreement; Amendment.............................................   39
     11.9      Time of the Essence.....................................................   39
     11.10     Reinstatement...........................................................   39
     11.11     Interpretation..........................................................   39
     11.12     Lenders Not Joint Venturers.............................................   40
     11.13     Cure of Defaults by Lenders.............................................   40
     11.14     Indemnity...............................................................   40
     11.15     Consequential Damages...................................................   40
     11.16     Attorney-in-Fact........................................................   41
     11.17     Governing Law; Jurisdiction.............................................   41
     11.18     Waiver of Jury Trial....................................................   41

     Schedule 4.6  -   Litigation and Related Proceedings
     Schedule 4.8  -   Federal Tax Identification Numbers
     Schedule 4.15 -   Investments


     Exhibit A     -   Form of Facility A Note
     Exhibit B     -   Form of Facility B Note
     Exhibit C     -   Form for Compliance Certificate
     Exhibit D     -   Form of Tender Date Opinion of Smith, Gambrell & Russell
     Exhibit E     -   Form of Merger Date Opinion of Smith, Gambrell & Russell

                              TERM LOAN AGREEMENT


     THIS TERM LOAN AGREEMENT (the "Agreement") is made and entered into as of the day of October 18, 1995, by and among TIE INVESTMENT INC., a Washington corporation, having a principal place of business at 1201 Third Avenue, Suite 5400, Seattle, Washington 98101-3031 ("TI"); TIE ACQUISITION CO., a Delaware corporation, having a principal place of business at 1201 Third Avenue, Suite 5400, Seattle, Washington 98101-3031 ("Parent"); KELLETT INVESTMENT CORPORATION, a Georgia corporation having its principal place of business at Suite 1800, 200 Galleria Parkway, Atlanta, Georgia 30339 ("Kellett"), and CREDITANSTALT CORPORATE FINANCE, INC., a Delaware corporation having its principal place of business in Greenwich, Connecticut ("Creditanstalt"), as a co-lenders (Kellett and Creditanstalt are hereinafter sometimes referred to jointly as the "Lenders" and individually as a "Lender") and CREDITANSTALT CORPORATE FINANCE, INC., as collateral agent (in such capacity, hereinafter referred to as "Collateral Agent").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Borrowers have requested that the Lenders make available to Borrowers a term loan facility, to include two loans with the aggregate outstanding amount at any time not to exceed Ten Million Dollars ($10,000,000); and

     WHEREAS, the Lenders are willing to extend such financing to Borrowers subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by the parties hereto, Borrowers and Lenders hereby agree as follows:


                     1. DEFINITIONS, TERMS AND REFERENCES

          1.1 CERTAIN DEFINITIONS. When used herein, the following terms shall have the following respective meanings:

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such Person; provided, however, that in no event shall Borrowers and the Lenders be deemed or
--------  -------
regarded as Affiliates of each other. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Loan" shall mean the subordinated loan made by TI to the
           --------------
Parent on the Tender Date in a principal amount equal to the aggregate principal amount of the Facility A Loans made by Lenders to TI.

          "Agreement" shall mean this Term Loan Agreement, as amended, modified
           ---------
or supplemented from time to time.

          "Applicable Law" shall mean all provisions of statutes, rules,
           --------------
regulations and orders of any Governmental Authority applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may
           ---------------
be amended from time to time.

          "Borrower" shall mean TI, in the case of the Facility A Loan, and
           --------
Parent, in the case of the Facility B Loan.

          "Business Day" shall mean a day on which banks are not required or
           ------------
authorized to close in Atlanta, Georgia or New York City, New York.

          "Capital Stock" shall mean, as to any Person, any and all shares,
           -------------
interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

          "Cash Commitment Fee" shall have the meaning assigned to that term in
           -------------------
Section 3.2 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations promulgated thereunder from time to time.

          "Collateral" shall mean the Pledged Shares and all other assets or
           ----------
property provided from time to time by any of the Obligors as collateral or security for repayment or performance of the Obligations.

          "Company" shall mean TIE/communications, Inc., a Delaware corporation,
           -------
prior to the Merger described below.

          "Corporate Obligor" and "Corporate Obligors" shall have the meaning
           -----------------       ------------------
assigned to those terms in Section 4.1 hereof.

          "Default" shall mean the occurrence of any event or condition which,
           -------
after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

          "Default Rate" shall mean twelve percent (12%) per annum.
           ------------

          "Defaulting Lender" shall have the meaning assigned to that term in
           -----------------
Section 2.6 hereof.

          "DLJ Letter Agreement" shall mean the letter agreement executed by
           --------------------
Pledgor on April 28, 1995, in favor of Donaldson, Lufkin & Jenrette Securities Corporation.

          "Environmental Laws" shall mean all federal, state, local and foreign
           ------------------
laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances and any and all regulations, codes, standards, plans, orders, decrees, writs, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and all rules and regulations from time to time issued or promulgated thereunder.

          "Event of Default" shall mean any of the events or conditions
           ----------------
described in Article 7 hereof.

          "Facility A Loans" shall mean, collectively, the loans made pursuant
           ----------------
to Section  hereof, and "Facility A Loan" shall mean any loan made pursuant to
                         ---------------
Section  hereof.

          "Facility A Note" or "Facility A Notes" shall have the meanings given
           ---------------      ----------------
to such terms in Section  hereof.

          "Facility B Loans" shall mean, collectively, the loans made pursuant
           ----------------
to Section  hereof, and "Facility B Loan" shall mean any loan made pursuant to
                         ---------------
Section  hereof.

          "Facility B Note" or "Facility B Notes" shall have the meanings given
           ---------------      ----------------
to such terms in Section  hereof.

          "GAAP" shall mean, as to any Person, generally accepted accounting
           ----
principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of such Person, as reflected in the most recent financial statements of such Person issued prior to the date hereof.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

          "Guarantors" shall mean, collectively, Pledgor, Paul H. Pfleger,
           ----------
Charles B. McNamee and any other Person hereafter executing a guaranty agreement or any other guaranty of all or any portion of the Obligations or otherwise becoming contingently liable for all or any portion of the Obligations.

          "Guaranty Agreements" shall have the meaning assigned to that term in
           -------------------
Section  hereof.

          "Indebtedness" shall mean, as applied to any Person at any time, (a)
           ------------
all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements (other than discretionary contribution profit sharing plans governed by ERISA);
(iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which are less than 60 days past due; or (v) obligations under any lease required under GAAP to be capitalized on the balance sheet of the lessee; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all Capital Stock of such Person subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the first anniversary of the Maturity Date; and (d) indebtedness of others guaranteed by such Person.

          "Lien" shall mean any mortgage or deed of trust, pledge,
           ----
hypothecation, assignment, deposit arrangement (other than deposit accounts not intended as security maintained in the ordinary course of business with financial institutions), lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

          "Loans" shall mean, collectively, the Facility A Loans and the
           -----
Facility B Loans and "Loan" shall mean either a Facility A Loan or a Facility B
                      ----
Loan under this Agreement.

          "Loan Documents" shall mean this Agreement, the Notes, the Guaranty
           --------------
Agreements, any Stock Pledge Agreement, the Warrant Agreement, and all other instruments, documents or agreements executed by any of the Obligors or any of their Affiliates in connection with this Agreement, and "Loan Document" shall
                                                         -------------
mean any one of the Loan Documents.

          "Material Adverse Effect" shall mean any event or condition which,
           -----------------------
alone or when taken with other events or conditions occurring or existing concurrently therewith, (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, prospects, or properties of Obligors, or any of them; (b) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Agreement or any Loan Document; (c) materially impairs or is reasonably expected to materially impair the ability of any Obligor to pay and perform the Obligations; (d) materially impairs or is reasonably expected to materially impair the ability of the Collateral Agent or either of the Lenders to enforce its rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of either of the Lenders in the Collateral or the priority of such Liens.

          "Margin Stock" shall mean "margin stock" as such term is defined from
           ------------
time to time in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          "Maturity Date" shall be the first anniversary of the Merger Date.
           -------------

          "Merger" shall mean the merger of the Company with Merger Co., as
           ------
described in the "Agreement and Plan of Merger" executed as of September 5, 1995.

          "Merger Co." shall mean TIE Merger Co., a Delaware corporation and a
           ----------
wholly-owned subsidiary of Parent.

          "Merger Date" shall mean the date that the Merger is effected.
           -----------

          "MIDCOM" shall mean MIDCOM Communications, Inc., a Washington
           ------
corporation.

          "New TIE" shall mean TIE/communications, Inc., a Delaware corporation
           -------
and the corporation surviving the Merger.

          "Non-Defaulting Lender" shall have the meaning assigned to that term
           ---------------------
in Section 2.6 hereof.

          "Notes" shall mean, collectively, the Facility A Notes and the
           -----
Facility B Notes.

          "Obligations" shall mean the Loans and any and all other indebtedness,
           -----------
liabilities and obligations of Obligors, or any of them, to the Lenders or to the Collateral Agent of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrowers, or either of them, by either of the Lenders and future advances made to or for the benefit of Borrowers, or either of them), arising under this Agreement or under any of the other Loan Documents, or acquired by either of the Lenders from any other source, whether arising by reason of an extension of credit, opening of a letter of credit, loan, lease, guaranty, indemnification, interest hedge agreement, or in any other manner, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

          "Obligors" shall mean the Borrowers, Pledgor, Paul H. Pfleger, Charles
           --------
B. McNamee, and any other individual or entity who (i) has executed the Notes, a guaranty, or any other document assuming any liability in connection with repayment of the Obligations; or (ii) has provided any collateral or other security for repayment or performance of the Obligations.

          "Partnership Obligor" and "Partnership Obligors" shall have the
           -------------------       --------------------
meaning assigned to those terms in Section 4.2 hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
under ERISA, or any successor agency or Person performing substantially the same functions.

          "Person" shall mean and include any individual, sole proprietorship,
           ------
partnership, limited partnership, joint venture, limited liability company, limited liability partnership, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Pledged Shares" shall mean all shares of the common stock of MIDCOM
           --------------
pledged for the benefit of the Lenders or either of them pursuant to a Stock Pledge Agreement.

          "Pledgor" shall mean Black Creek Limited Partnership, a limited
           -------
partnership organized under the laws of the State of Washington, and any other Person hereafter executing a Stock Pledge Agreement.

          "Pro Rata Share" shall mean, as to each Lender, fifty percent (50%).
           --------------

          "Regulation G" shall mean Regulation G of the Board of Governors of
           ------------
the Federal Reserve System, as it may be amended from time to time.

          "Solvent" shall mean, as to any Person, that such Person (a) has
           -------
capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair saleable value is greater than the amount required to pay its obligations (including contingent obligations).

          "Stock Pledge Agreements" shall mean the agreement defined in Section
           -----------------------
9.1(f)(iv) hereof and any other stock pledge agreements executed to provide any shares as Collateral for the payment and performance of the Obligations hereunder, and "Stock Pledge Agreement" shall mean any of the Stock Pledge
                ----------------------
Agreements.

          "Subsidiary" shall mean, as to any Person, any other Person of which
           ----------
more than fifty percent (50%) of the outstanding shares of Capital Stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person.

          "Tax" shall mean and include any present or future tax, levy, cost or
           ---
charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of a Lender imposed by any jurisdiction in which the principal or relevant lending office of the Lender is located.

          "Tender Date" shall mean the date of the closing of the Tender Offer.
           -----------

          "Tender Offer" shall mean the offer by Parent to purchase for cash all
           ------------
outstanding shares of the common stock of the Company, a Delaware corporation for $8.60 net per share as evidenced by the offer to purchase dated September 12, 1995.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State
           ---
of New York.

          "Warrant Agreement" shall mean the Warrant Agreement executed by and
           -----------------
among Parent and the Lenders of even date herewith, as amended, modified or supplemented from time to time.

          "Warrants" shall have the meaning described in Section 3.3 hereof, the
           --------
number and time of issuance of which are described in more detail in the Warrant Agreement.

          1.2 USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.

          1.3 ACCOUNTING TERMS; CALCULATIONS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP, consistently applied (except as otherwise specifically required herein).

          1.4 OTHER TERMS. All other terms used in this Agreement which are not specifically defined herein but which are defined in the UCC shall have the meanings set forth therein.

          1.5 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument. All references to any instrument, document or agreement shall, unless the context otherwise requires, refer to such instrument, document or agreement as the same may be, from time to time, amended, modified, supplemented, renewed, extended, replaced or restated.

          1.6 EXHIBITS. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                 2. THE LOANS

          2.1       LOANS.

          (a) FACILITY A LOANS. Subject to the terms and conditions hereof and provided there exists no Default or Event of Default, each of the Lenders severally, but not jointly, agrees to make, upon request of TI therefor, a loan (collectively, the "Facility A Loans") to TI on the Tender Date in a principal amount requested by TI not to exceed such Lender's Pro Rata Share of Ten Million Dollars ($10,000,000.00). The Facility A Loan made by each Lender shall be evidenced by a promissory note substantially in the form of Exhibit A
                                                                     ---------
attached hereto, executed by TI and payable to such Lender in the original principal amount of such Lender's Pro

Rata Share of $10,000,000.00 (each a "Facility A Note" and collectively, the "Facility A Notes").

          (b) FACILITY B LOANS. Subject to the terms and conditions hereof and provided there exists no Default or Event of Default, each of the Lenders severally, but not jointly, agrees to make, upon the request of Parent therefor, a loan (collectively, the "Facility B Loans") to Parent on the Merger Date in a principal amount requested by Parent not to exceed such Lender's Pro Rata Share of Ten Million Dollars ($10,000,000.00); provided, however, that any
                                                    --------  -------
request by Parent for the making of a Facility B Loan shall be deemed to be a notice of the payment of the Facility A Loans by TI and the Lenders shall (i) be entitled to treat the making of the Facility B Loans as a simultaneous repayment by Parent of the Affiliate Loan and a repayment by TI of the Facility A Loans;
(ii) be entitled to apply the proceeds of the Facility B Loans to the outstanding principal balance of the Facility A Loans and to the accrued and unpaid interest thereon; and (iii) be obligated to remit to Parent the proceeds of the Facility B Loans only to the extent such proceeds exceed the outstanding principal balance of the Facility A Loan owed to such Lender and to the accrued and unpaid interest thereon; provided, further, neither Lender shall have any
                             --------  -------
obligation to make a Facility B Loan after December 29, 1995. The Facility B Loan made by each Lender shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto, executed by Parent and payable to such
               ---------
Lender in the original principal amount of such Lender's Pro Rata Share of $10,000,000.00 (each a "Facility B Note" and collectively, the "Facility B Notes").

          2.2       BORROWING PROCEDURES.

          (a) Borrower shall give each Lender written notice of each request for a Loan hereunder in accordance with subsection (b) below. Not later than 2:00 p.m. (prevailing Eastern time), on the date specified for each borrowing hereunder, each Lender shall make available to the relevant Borrower, at the principal office of such Lender, the amount of the Loan to be made and disbursed by such Lender, in immediately available funds.

          (b) All notices given by Borrowers, or either of them, to the Lenders of borrowings of Loans hereunder shall either be oral, with prompt written confirmation (which may be by telecopy) or in writing; shall be irrevocable; shall be effective only if received by Lenders prior to 10:00 a.m. (prevailing Eastern time) on a Business Day which is at least five (5) days prior to the Tender Date, in the case of the Facility A Loan, or five (5) days prior to the Merger Date, in the case of the Facility B Loan. Each such notice shall specify: (1) the amount of such borrowing; and (2) the date such Loan is to be made, (which shall be a Business Day). Each request for a borrowing pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by Borrowers to Lenders that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default and
(y) an affirmation that as of the date of such request all of the representations and warranties of Obligors contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the making of such Loan.

          2.3       PRINCIPAL PAYMENTS; PREPAYMENTS.

          (a) TI shall pay all principal, accrued and unpaid interest, and other charges and expenses in connection with the Facility A Loan in full on the earlier to occur of the Merger Date and December 29, 1995. Parent shall pay all principal, accrued and unpaid interest, and other charges and expenses in connection with the Facility B Loans in full on the Maturity Date.

          (b) Each payment by the Borrowers to Lenders pursuant to this Agreement or the Notes shall be made prior to 1:00 p.m. (prevailing Eastern time) on the date due and shall be made without set-off or counterclaim by wire transfer to the account of each such Lender specified for such Lender on its signature page hereto or at such other place or places as such Lender may designate from time to time in writing to Borrowers. Each such payment shall be in lawful currency of the United States of America and in immediately available funds.

          (c) Each payment made by Borrowers hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Tax or (ii) to the extent that any such payment shall be subject to any Tax, be accompanied by an additional payment by Borrowers of such amount as may be necessary so that the net amount received by the Lenders (after deducting all applicable Taxes) is the same as Lenders would have received had such payment not been subject to such Tax. Upon any payment of Tax by Borrowers, Borrowers shall promptly (and in any event within 30 days) furnish to the Lenders such tax receipts, certificates and other evidence of such payment as Borrowers may have or the Lenders may reasonably request.

          (d) If the due date of any payment hereunder or under any of the Notes would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension.

          (e) The Loans may be prepaid, in whole or in part, without premium or penalty, in integral multiples of $100,000, at any time upon written notice to the Lenders on the date and in the amount specified in such notice, by paying to the Lenders the amount of such prepayment and all accrued and unpaid interest thereon.

          2.4 USE OF PROCEEDS. The proceeds of the Loans shall be used as follows:

          (a) TI shall use the proceeds of the Facility A Loans to fund the Affiliate Loan to Parent and Parent shall use the proceeds of the Affiliate Loan to provide a portion of the cash payments required to complete the Tender Offer; and

          (b) Parent shall use the proceeds of the Facility B Loans, (i) to the extent of the outstanding principal and accrued and unpaid interest on the Facility A Loan, to repay the Affiliate Loan and TI shall use the proceeds of such payment to pay in full the outstanding principal amount of the Facility A Loan and all accrued interest thereon and (ii) to the extent of the balance, to provide a portion of the consideration payable to the shareholders (other than Parent) of the Company pursuant to the Merger.

          No portion of the proceeds of any Loan may be used by the Borrowers, or either of them, in any manner which would cause such Loan or the application of the proceeds thereof to violate any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          2.5 SEVERAL OBLIGATIONS OF BANKS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan required to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the other Lender nor the Collateral Agent shall be responsible for the failure of a Lender to make a Loan to be made by such other Lender (the Lender able and willing to fund being hereinafter referred to as the "Non-Defaulting Lender" and the party unable and unwilling to fund being hereinafter referred to as the "Defaulting Lender"); provided,
                                                                --------
however, that if any Lender is a Defaulting Lender, then:
-------

          (a) with respect to the Defaulting Lender (i) the Parent shall be entitled to a prompt refund of the Cash Commitment Fee paid to the Defaulting Lender; (ii) Parent shall be under no obligation to issue the Warrants to the Defaulting Lender and any Warrants previously issued to the Defaulting Lender shall be null and void; and (iii) Parent or TI, as the case may be, shall have all of its remedies in law or equity with respect to such failure to fund; and

          (b) unless the Non-Defaulting Lender shall actually fund the amount requested by Borrower in accordance with the terms of Section hereof; (i) the Non-Defaulting Lender shall upon notice from Parent promptly refund its respective portion of the Cash Commitment Fee to Parent; and (ii) Parent shall be under no obligation to issue the Warrants to the Non-Defaulting Lender and the Non-Defaulting Lender shall return to Parent any Warrants previously issued to the Non-Defaulting Lender;

          (c) if the Non-Defaulting Lender makes the entire amount of the Loans properly requested by Borrower in accordance with the terms of Section hereof: the Non-Defaulting Lender shall be entitled (i) to act as Collateral Agent and to receive all payments to be made under this Agreement, the Notes, and the other Loan Documents; (ii) to receive all warrants to be issued pursuant to this Agreement and the other Loan Documents; and (iii) to receive from the Borrower the Defaulting Lender's share of the Cash Commitment Fee. TI and Parent agree that in such event the Non-

     Defaulting Lender shall be entitled to deduct the amount to which it is entitled pursuant to clause (iii) above from the proceeds of the Loan made by it.

The amounts payable by Borrowers at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Collateral Agent to consent to, or be joined as an additional party in, any proceeding for such purposes.

          2.6 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections hereof shall be made from the Lenders and each payment of the Cash Commitment Fee under Section hereof shall be made for the account of the Lenders, pro rata according to their Pro Rata Share; and (b) each payment or prepayment of principal of Loans shall be made for the account of relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the relevant Loans held by such Lenders.


                             3.  FEES AND INTEREST

          3.1       INTEREST.

          (a) Subject to modification pursuant to Section hereof, the average daily outstanding principal amount of the Obligations shall bear interest from the date thereof until paid in full at the following rates:

                    (i) the outstanding principal amount of the Loan shall bear interest at the rate of ten percent (10%) per annum, calculated daily on the basis of a 360-day year and actual days elapsed; or

                    (ii) the amount of any payment of principal and, to the extent permitted by Applicable Law, interest or other amount payable hereunder which is not paid when due, shall, unless otherwise elected by the Lenders, bear interest at the Default Rate.

          (b) Accrued interest shall be payable (i) in the case of the Facility A Loans, on the earlier to occur of the Merger Date and December 29, 1995; and (ii) in the case of the Facility B Loans, on the first day of each month for the previous month, commencing with the first such date after the Merger Date.

          3.2 CASH COMMITMENT FEE. Parent has heretofore paid to the Lenders a cash commitment fee (the "Cash Commitment Fee") in an amount equal to $200,000.00. Except as provided in Section hereof, such fee was fully earned and non-refundable on payment thereof, and shall not be subject to proration or rebate for any reason.

          3.3 ISSUANCE OF WARRANTS AS PORTION OF COMMITMENT FEE, AS CLOSING FEE, AND BASED ON TIME OF REPAYMENT. Parent has also agreed to issue certain warrants to the Lenders (the "Warrants") as described in more detail in the Warrant Agreement, with such Warrants to be issued as a portion of the commitment fee for the Term Loan, as a closing fee upon execution of this Agreement, and based on the time of repayment by Borrowers of the Term Loan.

          3.4       INCREASED COSTS AND REDUCED RETURN.

          (a) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any central bank or other Governmental Authority, charged with the enforcement or interpretation or administration thereof, or compliance by such Lender (or any lending office of such Lender) or one of such Lender's parent company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's parent company, if any, as a consequence of its making or maintaining any Loan or its incurring any obligations under this Agreement to a level below that which such Lender or such Lender's parent company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's parent company with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon demand by such Lender, the Borrowers, jointly and severally, hereby
----
agree to pay to such Lender from time to time such additional amount or amounts as will compensate such Lender or such Lender's parent company for any such reduction suffered.

          3.5       INDEMNITY.   Each Borrower hereby indemnifies and agrees to
hold harmless each of the Lenders from and against any and all losses or expenses which such Lender may sustain or incur as a consequence of failure by such Borrower to consummate any notice of prepayment or borrowing made by such Borrower. Borrowers' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          3.6 NOTICE OF AMOUNTS PAYABLE TO LENDERS. If a Lender shall seek payment of any amounts from Borrowers pursuant to Sections , , or hereof, it shall promptly notify Borrowers of the amount payable by Borrowers to the Lender thereunder. A certificate of the Lender seeking payment pursuant to Sections , or hereof, setting forth in reasonable detail the factual basis for and the computation of the amounts specified, shall be conclusive and binding on all parties for all purposes, absent manifest error, as to the amounts owed. Borrowers' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          3.7       INTEREST SAVINGS CLAUSE.   Nothing contained in this
Agreement or in the Notes or any other Loan Documents shall be construed to permit the Lenders to receive at any time interest, fees or other charges in excess of the amounts which the Lenders are legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Lenders by Borrowers, or either of them, howsoever characterized or computed, hereunder or under any of the Notes or under any other agreement or instrument evidencing or relating to the Obligations, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that either Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest
                           ---- -----
lawful rate so that no amounts shall be charged which are in excess thereof; and the Lenders shall apply such excess against the Loans then outstanding and then to any other Obligations and, to the extent of any amounts remaining thereafter, refund such excess to Borrowers.

                       4. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement and to make Loans hereunder, Borrowers, jointly and severally, hereby make the following representations and warranties to the Lenders which shall be true and correct in all material respects on the date hereof and shall continue to be true and correct in all material respects at the time of the making of any Loan and until the Loans have been repaid in full:

          4.1 CORPORATE EXISTENCE AND QUALIFICATION. TI, Parent, and each Obligor identified as a corporation in any of the Loan Documents (collectively, "Corporate Obligors," and, individually, a "Corporate Obligor") is organized, validly existing and in good standing under the laws of the state of its incorporation. Each Corporate Obligor is duly qualified as a foreign corporation in good standing in each state wherein the conduct of its business or the ownership of its property requires such qualification except where the failure to so qualify would not have a Material Adverse Effect.

          4.2 PARTNERSHIP MATTERS. Each of Pledgor and any other Obligor identified as a partnership in any of the Loan Documents (collectively, "Partnership Obligors," and individually a "Partnership Obligor") is a partnership duly organized, validly existing and in good standing under the laws of that Obligor's state of organization, and no events have occurred which have or would result in dissolution or winding up of the affairs of any of the Partnership Obligors. To the extent required by the laws of any state where a Partnership Obligor conducts its business or owns property, the Partnership Obligors are duly qualified to do business in such states as partnerships organized under the laws of a different jurisdiction except where the failure to so qualify would not have a Material Adverse Effect.

          4.3 AUTHORITY; VALID AND BINDING EFFECT. Each Corporate Obligor and each Partnership Obligor has the power and authority to execute, deliver and perform under this Agreement and the other Loan Documents to which it is a party, and to borrow hereunder, and has taken all necessary and appropriate partnership or corporate action to authorize the execution, delivery and performance of this Agreement and such other Loan Documents. This Agreement and the other Loan Documents to which each such Obligor is a party constitute the valid and legally binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms; except that enforceability may be limited by bankruptcy, insolvency and other laws affecting creditor's rights generally and except that the availability of certain remedies may be limited by general principles of equity.

          4.4 NO CONFLICT. The execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents (a) are not in contravention of any provisions of Applicable Law applicable to such Obligor;
(b) will not violate or result in a default under any material agreement or indenture to which such Obligor is a party or by which such Obligor is bound;
(c) do not contravene the Certificate or Articles of Incorporation or By-laws of any Corporate Obligor nor the partnership agreement of any Partnership Obligor; and (d) will not result in or require the creation or imposition of any Lien on any of the property or assets of such Obligor other than Liens on the Pledged Shares in favor of the Lenders created by the Loan Documents.

          4.5 GOVERNMENTAL ACTION. The execution, delivery and performance of this Agreement and the other Loan Documents by the Obligors do not require any registration with, consent or approval of, or any notice to, or other action to, with or by any Governmental Authority except filings, consent or notices which have been obtained and a copy thereof furnished to the Lenders.

          4.6       NO LITIGATION.  Except as set forth on Schedule 4.6 hereto,
                                                           ------------
there are no proceedings pending or threatened against TI, Parent, or Pledgor before or by any court or administrative agency.

          4.7 SOLVENCY. After giving effect to the execution and delivery of this Agreement, the Loan Documents, the consummation of the transactions contemplated hereby and thereby and the making of each Loan hereunder, each Obligor is Solvent.

          4.8 TAXES. Each Obligor has filed all federal, state, local and foreign tax returns, reports and estimates which are required to be filed by it and all taxes (including penalties and interest, if any) shown on such returns, reports and estimates as being due and payable or which are otherwise due and payable have been fully paid. Such tax returns properly and correctly reflect the income and taxes of such Obligor for the periods covered thereby. The federal tax identification numbers for TI, Parent, and the Pledgor are set forth on Schedule 4.8 attached hereto.
   ------------

          4.9 FINANCIAL INFORMATION. The opening balance sheet of Parent as of October 18, 1995, a true and correct copy of which has been delivered to Lenders, giving effect to the consummation of the Tender Offer, the Merger and the other transactions contemplated thereby and hereby, contains no material misstatement or omission and fairly presents the financial position of Parent as of the date thereof, giving effect to the consummation of the Tender Offer, the Merger and the other transactions contemplated thereby and hereby, based on the assumptions set forth therein and herein.

          4.10 TITLE TO ASSETS. Each Obligor that has executed a Stock Pledge Agreement has good and marketable title to and ownership of the portion of the Pledged Shares identified as that Obligor's property on Schedule I to the Stock Pledge Agreement, free and clear of any and all Liens whatsoever, and none of the Pledged Shares are subject to any "lock-up" or similar arrangement which would prevent the pledge to Lenders of such stock or, with the exception of the DLJ Letter Agreement, would prevent, delay, or otherwise affect the resale of such stock by the Collateral Agent or the Lenders. Each Obligor that provides any Collateral other than Pledged Shares after execution of this Agreement has good and marketable title to and ownership of that Collateral, free and clear of any and all Liens whatsoever, and none of that Collateral is subject to any arrangements which would prevent its pledge to, or resale by, Lenders.

          4.11 VIOLATIONS OF LAW. No Obligor is in violation of any applicable statute, rule, regulation or ordinance of any Governmental Authority, the violation of which could reasonably be expected to have a Material Adverse Effect.

          4.12 MARGIN STOCK. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for buying or carrying Margin Stock, and the consummation of the transactions contemplated by this Agreement, including, but not limited to, the Tender Offer, the Merger, the making of the Loans and the use of the proceeds thereof, shall result in the violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          4.13 NO DEFAULT. No Obligor is in default with respect to (a) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to Indebtedness to which such Obligor is a party or by which such Obligor is bound or (b) any other instrument, document or agreement to which such Obligor is a party or by which such Obligor or any of such Obligor's properties are bound, the default of which would have a Material Adverse Effect.

          4.14 CHIEF EXECUTIVE OFFICE. The principal place of business, chief executive office and office for each of the Borrowers and the location where each keeps all of its books and records is: 1201 Third Avenue, Suite 5400, Seattle, Washington 98101-3031.

          4.15      INVESTMENTS.  Except as set forth on Schedule 4.15 hereto,
                                                         -------------
neither Borrower has any Subsidiaries or any interest in any partnership or joint venture with or investment in any Person.

          4.16 REGULATORY MATTERS. Neither the Company nor any of the Obligors is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

          4.17 DISCLOSURE. Neither this Agreement nor any other instrument, document, agreement, financial statement or certificate furnished to either of the Lenders or any shareholder of the Company by or on behalf of any Obligor in connection herewith or in connection the Tender Offer or the Merger, including all documents and financial information concerning the Company or MIDCOM, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which may in the future have a Material Adverse Effect.

          4.18 DLJ LETTER AGREEMENT. The DLJ Letter Agreement expires on January 4, 1996, and has not been amended, modified, or supplemented prior to execution of this Agreement.

                           5. AFFIRMATIVE COVENANTS

     Each Borrower hereby jointly and severally covenants with the Collateral Agent and the Lenders that from and after the date hereof, and until, in the case of TI, the repayment in full of the Facility A Loan, and, in the case of Parent, the termination of this Agreement and the payment and satisfaction in full of the Obligations, whichever last occurs, unless the Lenders otherwise consent in writing, such Borrower will, and will cause each of its Subsidiaries to:

          5.1 REPORTING REQUIREMENTS. Furnish or cause to be furnished to the Lenders:

          (a) Until such time as the Facility A Loan is repaid in full, as soon as practicable, and in any event within 30 days after the end of each month, interim unaudited financial statements for TI, including a balance sheet, income statements and statements of cash flow, for the month and year-to-date period then ended, prepared in accordance with GAAP and certified as to truth and accuracy thereof by the chief financial officer for TI;

          (b) As soon as practicable, and in any event within 30 days after the end of each month, interim unaudited financial statements for Parent and its consolidated Subsidiaries, prepared on a consolidated basis for Parent and its consolidated Subsidiaries, including a consolidated balance sheet, consolidated income statements and consolidated statements of cash flow, for the month and year-to-date period then ended, prepared in accordance with GAAP and certified as to truth and accuracy thereof by the chief financial officer for Parent;

          (c) As soon as available, and in any event within 90 days after the end of the fiscal year of Parent, audited annual financial statements of Parent and its consolidated Subsidiaries, prepared on a consolidated basis for Parent and its consolidated Subsidiaries, including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants retained by Parent and acceptable to the Lenders;

          (d) As soon as practicable, and in any event within 45 days after the end of each fiscal quarter of MIDCOM, interim unaudited financial statements for MIDCOM and its consolidated Subsidiaries, prepared on a consolidated basis for MIDCOM and its consolidated Subsidiaries, including a consolidated balance sheet, consolidated income statements and consolidated statements of cash flow, for the quarter and year-to-date period then ended, prepared in accordance with GAAP and certified as to truth and accuracy thereof by the chief financial officer for MIDCOM;

          (e) As soon as available, and in any event within 90 days after the end of the fiscal year of MIDCOM, audited annual financial statements of MIDCOM and its consolidated Subsidiaries, prepared on a consolidated basis for MIDCOM and its consolidated Subsidiaries, including consolidated balance sheets, consolidated income statements and consolidated statements of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants retained by MIDCOM;

          (f) Together with the annual financial statements referred to in clause (c) above, a statement from such independent certified public accountants that, in making their examination of such financial statements, they obtained no knowledge of any Default or Event of Default or, in lieu thereof, a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination;

          (g) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which MIDCOM or any Obligor sends to its shareholders and copies of any regular periodic and special reports or registration statements which MIDCOM or any Obligor files with the Securities and Exchange Commission (or any Governmental Authority substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, if any, or any report or registration statement which MIDCOM or any Obligor files with any national securities exchange;

          (h) Such other information respecting the condition or operations, financial or otherwise, of MIDCOM or Obligors, and each of them, and their Affiliates, and each of them, as either of the Lenders may from time to time reasonably request.

          5.2 TAX RETURNS. File all federal, state and local tax returns and other reports that such Borrower or such Subsidiary is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon its income, or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          5.3 COMPLIANCE WITH LAWS. Comply with all laws, statutes, rules, regulations and ordinances of any Governmental Authority applicable to any such Borrower or any Subsidiary, including, without limitation, ERISA, all Environmental Laws and any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, and Social Security taxes and with respect to pension liabilities, the violation of which could have a Material Adverse Effect.

          5.4 BOOKS AND RECORDS. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          5.5 NOTIFICATIONS TO THE LENDERS. Notify the Lenders immediately by telephone (with each such notice to be confirmed in writing within three (3) Business Days): (a) upon any Borrower's learning thereof, of any litigation affecting such Borrower claiming damages of $250,000 or more, individually or when aggregated with other litigation pending against such Borrower or its Affiliates, whether or not covered by insurance, and of the threat or institution of any suit or administrative proceeding against any Borrower or its Affiliates which, if adversely determined, might have a Material Adverse Effect, and establish such reserves with respect thereto as may be required in accordance with GAAP; (b) upon the occurrence thereof, of any Default or Event of Default hereunder; (c) upon the occurrence thereof, of any event or condition which could have a Material Adverse Effect; and (d) upon the occurrence thereof, of any Borrower's or any Affiliate's default under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any indebtedness of such Borrower or any Affiliate or (ii) any other instrument, document or agreement to which such Borrower or any Affiliate is a party or by which such Borrower or any Affiliate or any of their respective property is bound, the default of which could have a Material Adverse Effect.

          5.6 PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation or partnership in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties except where the failure to so qualify would not have a Material Adverse Effect.


                             6. NEGATIVE COVENANTS

     Each Borrower hereby jointly and severally covenants with the Lenders that from and after the date hereof and until, in the case of TI, the indefeasible repayment in full of the Facility A Loan, and, in the case of Parent, the termination of this Agreement and the payment and satisfaction in full of the Obligations, whichever last occurs, it will not, nor will it permit any of their Subsidiaries to, without the prior written consent of the Lenders:

          6.1 PROHIBITION OF FUNDAMENTAL CHANGES. Enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or make any substantial change in the basic type of business conducted by such Borrower or Subsidiary as of the date hereof.

          6.2 FISCAL YEAR. Change TI's fiscal year end from June 30 or Parent's fiscal year end from December 31.

          6.3 RELOCATIONS; USE OF NAME. Relocate its executive offices, open new places of business, relocate existing places of business, or use any corporate name (other than its own) or any fictitious name, in each case, except upon thirty (30) days prior written notice to the Lenders and after the delivery to the Lenders of financing statements, if required by the Lenders, in form satisfactory to the Lenders.

          6.4 DLJ LETTER AGREEMENT. Amend, modify, supplement, or extend the DLJ Letter Agreement.

                             7. EVENTS OF DEFAULT

     The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

          7.1 OBLIGATIONS. Any Obligor shall fail to make any payments of principal of or interest on any Loan or any other Obligation when due.

          7.2 MISREPRESENTATIONS. Any Obligor shall make any representation or warranty in this Agreement or any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with this Agreement or any of the other Loan Documents which proves to have been untrue or misleading when made or furnished and which continues to be untrue or misleading.

          7.3 CERTAIN COVENANTS. Either Borrower shall default in the observance or performance of any covenant or agreement contained in Sections or or Article of this Agreement.

          7.4 OTHER COVENANTS. Either Borrower shall default in the observance or performance of any other covenant or agreement contained in this Agreement or under any of the other Loan Documents to which Borrower is a party and such default continues for more than ten (10) days after notice thereof to Borrower by either Lender or the Collateral Agent.

          7.5 LOAN DOCUMENTS. The occurrence of an "Event of Default" under, and as such term is defined in, any of the other Loan Documents.

          7.6 OTHER DEBTS. (a) MIDCOM shall fail to pay any principal of or premium or interest on any of its Indebtedness, which is outstanding in a principal amount of at least $5,000,000 in the aggregate, when the same becomes due and payable and such Indebtedness has either matured or been accelerated; or
(b) any Obligor shall fail to pay any principal of or premium or interest on any of its Indebtedness, which is outstanding in a principal amount of at least $500,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness; or (c) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or (except in the case of MIDCOM) to permit the acceleration of, the maturity of such Indebtedness; or (d) any such Indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof, or (e) any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

          7.7 TAX LIEN. A notice of Lien, levy or assessment is filed of record with respect to all or any assets of MIDCOM or the Obligors, or any of them, or any Affiliates of the Obligors, or any of them, by the United States or any other Governmental Authority, including, without limitation, the PBGC, which adversely affects the priority of the Liens granted to the Collateral Agent under any of the other Loan Documents.

          7.8 VOLUNTARY BANKRUPTCY. MIDCOM, the Obligors, or any of them, or their respective Subsidiaries, or any of them, shall: (a) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (b) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (c) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of itself or themselves or for all or a substantial part of its or their property; (d) make an assignment for the benefit of creditors; or (e) be unable or shall fail to pay its or their debts generally as such debts become due, admit in writing its or their inability or failure to pay its or their debts generally as such debts become due, or otherwise cease to be Solvent.

          7.9 INVOLUNTARY BANKRUPTCY. There occurs (a) a filing or issuance against MIDCOM, the Obligors, or any of them, or their respective Subsidiaries, or any of them, an involuntary petition in bankruptcy or seeking liquidation of MIDCOM, any such Obligor or Subsidiary, reorganization, arrangement, readjustment of its or their debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing and such proceeding or case shall continue undismissed for a period of 60 or more days or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code or such other act or law pertaining to insolvency or debtor relief; (b) the involuntary appointment of a receiver, liquidator, custodian or trustee of MIDCOM, the Obligors, or any of them, their respective Subsidiaries or for all or a substantial part of its or their property; or (c) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of MIDCOM, such Obligors, or any of them, or such Subsidiaries, or any of them.

          7.10 SUSPENSION OF BUSINESS. The suspension of the transaction of the usual business of MIDCOM, the Obligors, or any of them, or the dissolution of MIDCOM, the Obligors or any of them.

          7.11 JUDGMENTS. Any judgment, decree or order for the payment of money which, when aggregated with all other judgments, decrees or orders for the payment of money pending against MIDCOM, the Obligors, or any of them exceeds the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), shall be rendered against such Obligors or any of them and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal.

          7.12 OWNERSHIP. Paul H. Pfleger shall, at any time, fail to own, directly or indirectly, beneficially and of record, with power to vote, fifty-one percent (51%) of the issued and outstanding shares of each class of voting stock of TI, Parent and Black Creek Management Ltd. ("BML"); BML shall at any time, fail to be the sole general partner of Pledgor; Paul H. Pfleger shall, at any time, fail to own, directly or indirectly, beneficially and of record, a majority of the partnership interests issued by Pledgor; or Parent shall, at any time before the Merger, fail to own, beneficially and of record, with power to vote, one hundred percent (100%) of the issued and outstanding shares of Capital Stock of Merger Co. or, at any time after the Merger, fail to own, beneficially and of record, with power to vote, one hundred percent (100%) of the issued and outstanding shares of Capital Stock of New TIE.

          7.13 FAILURE OF SECURITY. At any time (a) Liens in favor of the Collateral Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect; (b) such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the other Loan Documents; or (c) any Obligor or other obligor under any such Loan Document seeks to repudiate its or his obligations thereunder.

          7.14 GUARANTY AGREEMENTS; STOCK PLEDGE AGREEMENTS. At any time, for any reason other than the consent of the Lenders, (a) any of the Guaranty Agreements or any other guaranty of the Obligations ceases to be in full force and effect in any material respect or guarantor thereunder seeks to repudiate its obligations thereunder; (b) the Liens intended to be created in connection with the Guaranty Agreements, the Stock Pledge Agreements, or any other Loan Documents are, or an Obligor seeks to render such Liens, invalid and unperfected; or (c) any Obligor fails to provide additional collateral as required under the terms and conditions of any Guaranty Agreement, Stock Pledge Agreement, or other Loan Document.


                                  8. REMEDIES

     Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of either of the Lenders to enforce its claims against Obligors for damages for failure by Obligors to fulfill any of the obligations hereunder, the Lenders shall have the following rights and remedies, in addition to any other rights and remedies available to the Lenders at law, in equity or otherwise:

          8.1 DEFAULT RATE. At the election of the Lenders, evidenced by written notice from the Collateral Agent to the Obligors, the outstanding principal balance of the Obligations, and to the extent permitted by Applicable Law, accrued and unpaid interest thereon, shall bear interest at the Default Rate until paid in full.

          8.2 TERMINATION; ACCELERATION OF THE OBLIGATIONS. In the event of an Event of Default set forth in Sections or hereof, all obligations of the Lenders to make any further Loans hereunder shall automatically and immediately terminate and in the event of any other Event of Default, the Lenders, at their option, may terminate their obligations to make any further Loans Commitment, whereupon in either case all of the Obligations shall become immediately due and payable, without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by each Obligor, anything contained herein to the contrary notwithstanding.

          8.3 SET-OFF. The right of either Lender to set-off, without notice to any Obligor, any and all deposits at any time credited by or due from that Lender to such Obligor, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent against any or all of the Obligations of such Obligor, now existing or hereafter arising, whether or not the Lender shall have made any demand under this Agreement or any of the Loan Documents.


                            9. CONDITIONS PRECEDENT

          9.1 CONDITIONS PRECEDENT TO FACILITY A LOANS. Notwithstanding any other provision of this Agreement, it is understood and agreed that no Lender shall have any obligation to make its Facility A Loan hereunder, unless and until the following conditions have been met, to the sole and complete satisfaction of Lenders:

          (a)       Adequacy of Funds.  The proceeds of the Facility A Loans
                    -----------------
received by Parent as proceeds of the Affiliate Loan, together with the other sources of funds available to Parent, shall be adequate, in Lenders' judgment, to provide sufficient funds for the closing of the Tender Offer.

          (b)       Affiliate Loan.  Simultaneously with the making of the
                    --------------
Facility A Loans, TI shall make use the proceeds of the Facility A Loan to make the Affiliate Loan to Parent.

          (c)       Closing of the Tender Offer.  Simultaneously with the making
                    ---------------------------
of the Facility A Loans, Parent shall be closing under the Tender Offer substantially on the terms and conditions set forth in the Offer to Purchase dated September 12, 1995.

          (d)       Litigation.  No action, suit, litigation, proceeding,
                    ----------
investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which (i) seeks to enjoin, restrain, or prohibit, or to obtain substantial damages in respect to the Tender Offer, the Merger, or the Loans or which is related to or arises out of this Agreement or the making of any Loan hereunder; or (ii) if decided adversely to Obligors, or any of them, may result in a Material Adverse Effect.

          (e)       Solvency.  Lenders shall have received evidence satisfactory
                    --------
to each of Lenders that each Obligor will be Solvent following the execution and delivery of the Loan Documents, the making of the Facility A Loans, the consummation of the Tender Offer, and the consummation of the other transactions contemplated in connection therewith.

          (f)       Documentation.  Lenders shall have received the following
                    -------------
documents, each dated the Tender Date (unless otherwise specified), each duly executed and delivered to the Lenders, and each to be satisfactory in form and substance to Lenders and their counsel:

                 (i)       this Agreement;

                 (ii)      the Facility A Notes, duly executed by TI;

                 (iii)     Guaranty Agreements signed by each of Pledgor, Paul
     H. Pfleger, and Charles B. McNamee (the "Guaranty Agreements");

                 (iv) a Stock Pledge Agreement, duly executed and delivered by Pledgor (the "Stock Pledge Agreement"), pledging to the Collateral Agent, for the benefit of Lenders, a number of shares of MIDCOM common stock (the "Pledged Shares") equal to the greater of (A) 2,000,000, multiplied by a fraction, the numerator of which is the aggregate principal amount of the Facility A Loans requested and the denominator of which is 10,000,000; and (B) the quotient obtained by dividing (1) the product of two (2) times the aggregate principal amount of the Facility A Loans requested by (2) the current market value (as defined under Regulation G) on the Tender Date of the MIDCOM common stock, as reported in the New York
                                                                       --- ----
     Times or the Wall Street Journal;
     -----        ---- ------ -------

                 (v) the certificates evidencing the Pledged Shares, together with stock powers duly executed in blank by Pledgor, with signatures guaranteed, and such other instruments, documents or agreements with respect thereto as the Lenders may require to be delivered to the Collateral Agent;

                 (vi) evidence satisfactory to Lenders that the Pledged Shares are subject to (A) no Liens whatsoever other than in favor of the Collateral Agent and (B) no "lock-ups" or any similar agreement which would prevent the pledge thereof to the Collateral Agent for the benefit of the Lenders or, with the exception of the DLJ Letter Agreement, might prevent, affect, or delay the resale thereof by the Collateral Agent for the benefit of the Lenders;

                 (vii)     the Warrant Agreement;

                 (viii) Warrants issued in the name of Lenders pursuant to the Warrant Agreement exercisable, as to each Lender, for such Lender's Pro Rata Share of two percent (2%) of Parent's common stock on a fully diluted basis;

                 (ix) a certificate signed by each individual Guarantor, by the President or chief financial officers of each corporate Guarantor and by the President or chief financial officers of the general partner of each Partnership Obligor, certifying that

     (A) the representations and warranties set forth in the Loan Documents to which each such Obligor is a party are true and correct in all respects on and as of such date with the same effect as though made on and as of such date; (B) such Obligor is on such date in compliance with all the terms and conditions set forth in the Loan Documents to which it is a party on its part to be observed and performed, and (C) on the Tender Date, after giving effect to the making of the Facility A Loans, no Default or Event of Default has occurred or is continuing;

                 (x) a certificate of the Secretary of each Corporate Obligor certifying (A) that attached thereto is a true and complete copy of the Articles of Incorporation of such Obligor as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of the By-Laws of such Obligor, as in effect on the date of such certification; (C) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of such Obligor, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Obligor is a party; and (D) as to the incumbency and genuineness of the signatures of the officers of such Obligor executing this Agreement or any of the other Loan Documents;

                 (xi) a certificate of the general partner of each Partnership Obligor certifying (A) that attached thereto is a true and complete copy of the partnership agreement and/or partnership certificate of such Obligor as in effect on the Tender Date and that the attached documents are the only agreements among the partners; (B) that attached thereto is a true and complete copy of the partnership consent or other appropriate documentation of authorization of the execution, delivery and performance on behalf of such Obligor of the Loan Documents to which such Obligor is a party; and (C) as to the incumbency and genuineness of the signatures of the representatives of such Obligor executing this Agreement or any of the other Loan Documents;

                 (xii) a copy of the Articles of Incorporation of TI, and all restatements thereof or amendments thereto, certified as of a date close to the Tender Date, by the Secretary of State of the State of Washington; a copy of the Certificate of Incorporation of Parent, and all restatements thereof or amendments thereto, certified as of a date close to the Tender Date, by the Secretary of State for Delaware; and a copy of the partnership certificate and all restatements thereof or amendments thereto, certified as of a date close to the Tender Date by an appropriate official of the State of Washington.

                 (xiii) good standing certificates for each Corporate Obligor and each Partnership Obligor, certified as of a date close to the Tender Date, and issued in each case by those secretaries of state of those states set forth on Schedule 9.1 hereto;
                  ------------

                 (xiv)     a duly completed and signed Federal Reserve Form
     FR G-3 in favor of each Lender, showing that the making of the Facility A Loan by such Lender complies with the requirements of Regulation G;

                 (xv) the written opinion of Smith Gambrell & Russell, counsel to Obligors, in the form attached hereto as Exhibit D, as to the
                                                         ---------
     transactions contemplated by this Agreement;

                 (xvi) such UCC termination statements and other Lien releases and terminations as the Lenders may require with respect to the Collateral;

                 (xvii) copies of all required regulatory approvals, including, without limitation, any which may be required by regulatory authorities having jurisdiction over any Obligor and any that may be required for any transactions contemplated by this Agreement or any of the other Loan Documents;

                 (xviii)   such other documents, instruments and agreements with
     respect to the transactions contemplated by this Agreement, in each case in such form and containing such additional terms and conditions as may be satisfactory to the Lenders.

          9.2 CONDITIONS PRECEDENT TO FACILITY B LOAN. Notwithstanding any other provision of this Agreement, it is understood and agreed that no Lender shall have any obligation to make its Facility B Loan hereunder, unless and until the following conditions have been met, to the sole and complete satisfaction of Lenders:

          (a)    Adequacy of Funds.  The proceeds of the Facility B Loans
                 -----------------
disburseable to Parent pursuant to the terms hereof, together with the other sources of funds available to Parent, shall be adequate, in Lenders' judgment, to provide sufficient funds for the closing of the Merger.

          (b)    Repayment of Affiliate Loan and Facility A Loan; Consent of
                 -----------------------------------------------------------
Senior Lender. Simultaneously with the making of the Facility B Loans, Parent
------
shall repay the Affiliate Loan and TI shall pay in full all outstanding principal and interest on the Facility A Loan. Simultaneously with, or prior to, the making of the Facility B Loans, NationsBank of Georgia, N.A. ("NationsBank") shall either (i) acknowledge in writing that the obligations defined as the "Senior Claims" in the Agreement of Subordination executed by TI, Parent, and NationsBank in connection with the Tender Offer have either been paid in full; or (ii) consent in writing to payment of the Affiliate Loan.

          (c)    Closing of the Merger.  Simultaneously with the making of the
                 ---------------------
Facility B Loans, the Merger shall become effective substantially on the terms and conditions set forth in the Offer to Purchase dated September 12, 1995.

          (d)    Litigation.  No action, suit, litigation, proceeding,
                 ----------
investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body which (i) seeks to enjoin, restrain, or prohibit, or to obtain substantial damages in respect to the Merger, or the Loans or which is related to or arises out of this Agreement or the making of any Loan hereunder; or (ii) if decided adversely to Obligors, or any of them, may result in a Material Adverse Effect.

          (e)    Solvency.  Lenders shall have received evidence satisfactory to
                 --------
each of Lenders that each Obligor will be Solvent following the making of the Facility B Loans, the consummation of the Merger, and the consummation of the other transactions contemplated in connection therewith.

          (f)    Documentation.  Lenders shall have received the following
                 -------------
documents, each dated the Merger Date (unless otherwise specified), each duly executed and delivered to the Lenders, and each to be satisfactory in form and substance to Lenders and their counsel:

                 (i)       the Facility B Notes, duly executed by Parent;

                 (ii) reaffirmations of the Guaranty Agreements signed by each of the Guarantors;

                 (iii) an amendment to the Stock Pledge Agreement, duly executed and delivered by Pledgor (the "Stock Pledge Agreement"), pledging to the Collateral Agent, for the benefit of the Lenders, a number of additional shares of MIDCOM common stock (the "Additional Pledged Shares") such that the aggregate number of shares pledged to the Collateral Agent is equal to the greater of (A) 2,000,000, multiplied by a fraction, the numerator of which is aggregate principal amount of the Facility B Loans requested and the denominator of which is 10,000,000; and (B) the quotient obtained by dividing (1) the product of two (2) times the aggregate principal amount of the Facility B Loans requested by (2) the current market value (as defined under Regulation G) on the Tender Date of the MIDCOM common stock, as reported in the New York Times or the Wall Street
                                             --- ---- -----        ---- ------
     Journal;
     -------

                 (iv) the certificates evidencing the Additional Pledged Shares, together with stock powers duly executed in blank by Pledgor, with signatures guaranteed, and such other instruments, documents or agreements with respect thereto as the Collateral Agent may require to be delivered to the Collateral Agent;

                 (v) evidence satisfactory to Lenders that the Additional Pledged Shares are subject to (A) no Liens whatsoever other than in favor of the Collateral Agent and (B) no "lock-ups" or any similar agreement which would prevent the pledge thereof to the Collateral Agent for the benefit of the Lenders or, with the exception of the DLJ

     Letter Agreement, might prevent, affect, or delay the resale thereof by the Collateral Agent for the benefit of the Lenders;

                 (vi) evidence satisfactory to Lenders that the repayment of the Affiliate Loan and of the Facility A Loan will not be subject to any impediment or cause a default or event of default relating to any agreement for borrowed money to which Parent or TI is party or to which Parent or TI is bound;

                 (vii) additional warrants issued in the name of Lenders pursuant to the Warrant Agreement exercisable, as to each Lender, for such Lender's Pro Rata Share of two percent (2%) of Parents common stock on a fully diluted basis;

                 (viii) a certificate signed by each individual Guarantor, by the President or chief financial officers of each corporate Guarantor and by the President or chief financial officers of the general partner of each Partnership Obligor, certifying that (A) the representations and warranties set forth in the Loan Documents to which each such Obligor is a party are true and correct in all respects on and as of such date with the same effect as though made on and as of such date; (B) such Obligor is on such date in compliance with all the terms and conditions set forth in the Loan Documents to which it is a party on its part to be observed and performed, and (C) on the Merger Date, after giving effect to the making of the Facility B Loans, no Default or Event of Default has occurred or is continuing;

                 (ix) a "bring-down" certificate of the Secretary of each Corporate Obligor as to the certificate delivered by such Corporate Obligor pursuant to Section hereof and as to the documents relating to such Corporate Obligor delivered pursuant to Section hereof;

                 (x) a "bring-down" certificate of the general partner of the Partnership Obligor as to the certificate delivered by the Partnership Obligor pursuant to Section hereof and as to the partnership agreement delivered pursuant to Section hereof;

                 (xi) a copy of the Certificate of Incorporation of Parent, and all restatements thereof or amendments thereto, certified as of a date close to the Merger Date, by the Secretary of State for Delaware;

                 (xii)     a duly completed and signed Federal Reserve Form
     FR G-3 in favor of each Lender, showing that the making of the Facility B Loan by such Lender complies with the requirements of Regulation G;

                 (xiii) the written opinion of Smith Gambrell & Russell, counsel to Obligors, in the form attached hereto as Exhibit E, as to the
                                                         ---------
     transactions contemplated by this Agreement;

                 (xiv) such UCC termination statements and other Lien releases and terminations as the Lender may require with respect to the Collateral;

                 (xv) copies of all required regulatory approvals, including, without limitation, any which may be required by regulatory authorities having jurisdiction over any Obligor and any that may be required for any transactions contemplated by this Agreement or any of the other Loan Documents;

                 (xvi) such other documents, instruments and agreements with respect to the transactions contemplated by this Agreement as may be requested by the Lenders or the Collateral Agent, in each case in such form and containing such additional terms and conditions as may be satisfactory to the Lenders and the Collateral Agent.

          9.3 ALL LOANS. The obligation of each Lender to make any Loan hereunder shall be subject to fulfillment of the following conditions:

          (a)    No Material Adverse Change.  There shall not have occurred any
                 --------------------------
material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of the Obligors, or any event, condition, or state of facts which would be expected to have a Material Adverse Effect subsequent to the making of such Loan to Parent, as determined by the Lenders in their sole reasonable discretion;

          (b)    No Default or Event of Default.  There shall exist no Default
                 ------------------------------
or Event of Default or any event or condition which, with the making of such Loan, would constitute a Default or Event of Default; and

          (c)    Representations and Warranties.  All representations and
                 ------------------------------
warranties made by Obligors hereunder and under the Loan Documents shall be true and correct in all material respects as of the date of such Loan with the same force and effect as if made on and as of such date.

          (d)    Regulatory Restrictions.  No Obligor shall be subject to any
                 -----------------------
statute, rule, regulation, order, writ or injunction of any Governmental Authority which would restrict or hinder the performance by such Obligor of its obligations under the Loan Documents to which it is a party.

          (e)    Regulatory Approvals.  Obligors shall have received all
                 --------------------
required regulatory and other approvals or consents with regard to the Tender Offer, the Merger, this Agreement and the Loan Documents, such Loan or in respect of any Collateral being pledged in connection with such Loan.

          9.4 DELAY IN SATISFACTION OF CONDITIONS PRECEDENT. If the Lenders makes any Loans prior to the fulfillment of any condition precedent set forth in this Article , the making of such Loans shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof. The failure of Obligors, for any reason, to satisfy or cause to be satisfied any such condition precedent within thirty (30) days after the date thereof shall constitute an Event of Default for all purposes under this Agreement and the Loan Documents, unless such failure is waived in writing by the Lenders.


                           10. THE COLLATERAL AGENT

          10.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Collateral Agent to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section and the first sentence of Section hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Loan Documents or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) subject to Section hereof, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer complying with the terms and conditions of Section hereof.

          10.2 RELIANCE BY COLLATERAL AGENT. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent.

As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders; provided, however, the Collateral Agent shall not be
                           --------  -------
required to take any action which (a) the Collateral Agent reasonably believes will expose it to personal liability unless the Collateral Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (b) is contrary to this Agreement, the Notes, the other Loan Documents or Applicable Law.

          10.3 DEFAULTS. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Collateral Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Collateral Agent receives such a notice of the occurrence of a Default or Event of Default, the Collateral Agent shall (subject to Section hereof) take such action with respect to such Default or Event of Default as shall be directed by Lenders, provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

          10.4 RIGHTS AS A LENDER. With respect to its obligations to make loans hereunder and the Loans made by it, Creditanstalt (and any successor acting as Collateral Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Creditanstalt in its individual capacity. Creditanstalt (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as the Collateral Agent, and Creditanstalt and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the any Lender.

          10.5 INDEMNIFICATION. The Lenders agree to indemnify the Collateral Agent (to the extent not reimbursed under Sections or hereof, but without limiting the respective obligations of Borrowers under said Sections and ), for their Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other instruments, documents or agreements contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which either Borrower is obligated to pay under Section hereof but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other instruments, documents or agreements, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section shall survive the termination of this Agreement.

          10.6 NON-RELIANCE ON COLLATERAL AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers, MIDCOM and the other Obligors and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers, MIDCOM or the other Obligors of this Agreement or any other instrument, document or agreement referred to or provided for herein or to inspect the properties or books of the Borrowers, MIDCOM or the other Obligors. Except for notice, reports and other documents and information expressly required to be furnished to the Lenders by the Collateral Agent hereunder or under the Loan Documents, the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of their Affiliates) which may come into the possession of the Collateral Agent or any of its Affiliates.

          10.7 FAILURE TO ACT. Except for action expressly required of the Collateral Agent hereunder and under the Loan Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          10.8 RESIGNATION OF COLLATERAL AGENT. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Lenders and shall have accepted such appointment with thirty (30) days after the retiring Collateral Agent's giving of notice of resignation, the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a bank which has a combined capital and surplus of at least Three Hundred Million Dollars ($300,000,000). Upon the acceptance of any appointment as Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

          10.9   COLLATERAL MATTERS.

          (a)    Authority.  Each Lender authorizes and directs the Collateral
                 ---------
Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders. Each Lender agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Collateral Agent of the powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrowers; (ii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided,
                                                                  --------
however, the Collateral Agent hereby appoints, authorizes and directs the
-------
Lenders to act as collateral sub-agents for the Collateral Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to any of the Collateral held by such Lenders; (iii) manage, supervise and otherwise deal with the Collateral; (iv) take such action as is necessary or desirable to maintain the perfection and priority of the security interest and Liens created or purported to be created by the Loan Documents, and (v) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Collateral Agent with respect to the Collateral under the Loan Documents, Applicable Law or otherwise.

          (b) Each Lender hereby directs, in accordance with the terms of this Agreement, the Collateral Agent to release or to subordinate any Lien held by the Collateral Agent for the benefit of the Lenders:

                 (i) against all of the Collateral upon final and indefeasible payment in full of the Obligations and the termination of this Agreement;

                 (ii) against any part of the Collateral to which the Pledgor is entitled to have released pursuant to the terms of the Stock Pledge Agreement executed by such Pledgor;

                 (iii) against any part of the Collateral constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or

                 (iv) if approved, authorized or ratified in writing by the Collateral Agent at the direction of all of the Lenders.

Each Lender hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to Section hereof promptly upon the effectiveness of any such release.

          (c)    Without in any manner limiting the Collateral Agent's
authority to act without any specific or further authorization or consent by the Lenders (as set for in Section ), each Lender agrees to confirm in writing, upon request by the Borrower, the authority to release Collateral conferred upon the Collateral Agent under clauses (i) through (iv) of Section hereof. So long as no Default or Event of Default is then continuing, upon receipt by the Collateral Agent of any such written confirmation from the Lenders of its authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement or the applicable Loan Document, and upon at least five
(5) Business Days prior written request by the Pledgor, the Collateral Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of Lenders pursuant to the Loan Documents upon such Collateral; provided, that (i) the Collateral Agent shall not be
                      --------
required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other that the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Collateral, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Pledgor or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to this Agreement or any of the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any Lender.

          10.10 BORROWER NOT A BENEFICIARY. The provisions of this Article are solely for the benefit of the Collateral Agent and the Lenders and the Borrower shall not have any right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations or relationship of agency, trustee or fiduciary with or for the Borrower.

                               11. MISCELLANEOUS

          11.1 WAIVER. Each and every right and remedy granted to the Lenders under this Agreement, the other Loan Documents or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time. No failure on the part of either or both of the Lenders to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by either or both of the Lenders of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. No waiver by either or both of the Lenders of any Default or Event of Default shall constitute a waiver of any subsequent Default or Event of Default.

          11.2 SURVIVAL. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until all of the Obligations have been paid in full and all obligations of the Lenders hereunder to make Loans have terminated, whichever last occurs; provided, further, that Obligors' obligations under Sections 2.3(c), 3.4, 3.5,
--------  -------
11.5 and 11.14 shall survive the repayment of the Obligations and the termination of this Agreement.

          11.3   ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

          (a) This Agreement and the Loan Documents shall be binding upon, and inure to the benefit of, the successors of each of the Lenders, the permitted successors of Borrowers and Pledgor, and the respective assigns, transferees and endorsees of Lenders. No Person shall be deemed to be a third-party beneficiary of any of the provisions of this Agreement or the Loan Documents or otherwise have any rights by reason of any provisions of this Agreement or the Loan Documents.

          (b) Either or both of the Lenders may, in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loans owing to the Lenders, any of the Notes held by the Lenders, or any other interests of the Lenders hereunder. Borrower agrees that each Participant shall be entitled to the benefits of Section 2.3(c), 3.4, 3.5 and 11.14 with respect to its participation; provided that no Participant shall be entitled to receive any
               -------- ----
greater amount pursuant to such Section than the Lender would have been entitled to receive in respect of the amount of the participation transferred by that Lender to such Participant had no such transfer occurred.

          (c) Either of the Lenders may, in accordance with Applicable Law, at any time assign, without the Obligors' consent, to one or more banks or financial institutions having unimpaired capital and surplus of Two Hundred Fifty Million Dollars ($250,000,000) or more or may assign with the Borrower's consent (which shall not be unreasonably withheld) to any other Person (in either case, "Assignees") all or any part of any Loans owing to the Lenders, the Note held on behalf of the Lenders or any other interest of the Lenders hereunder. The Obligors and the Lenders agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits with respect to the Obligors under this Agreement and the Notes as it would have had if it were one of the "Lenders" hereunder on the date hereof and the assigning Lender shall be released from its obligations hereunder to the extent of such assignment.

          (d) Each Obligor authorizes the Lenders to disclose to any Participant or Assignee ("Transferee") and any prospective Transferee any and all financial information in the Lenders' possession concerning such Obligor which has been delivered to the Lenders by such Obligor pursuant to this Agreement or which has been delivered to the Lenders by such Obligor in connection with the Lenders' credit evaluation of such Obligor prior to entering into this Agreement.

          (e) The Lenders shall be entitled to have any Note subdivided in connection with a permitted assignment of all or any portion of such Note and the respective Loans evidenced thereby pursuant to Section above. In the case of any such subdivision, the new Note (the "New Note") issued in exchange for a Note (the "Old Note") previously issued hereunder (i) shall be dated the date of such assignment, (ii) shall be otherwise duly completed and (iii) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note and that the indebtedness represented by such Old Note shall not have been extinguished by reason of such exchange. Upon delivery of the New Note, the Old Note shall be marked cancelled and returned to Borrowers.

          (f) If, pursuant to this Section , any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the Lender making such transfer shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the Borrowers and the Lenders that under Applicable Law and treaties no taxes will be required to be withheld by Borrowers or Lenders with respect to any payments to be made to such Transferee hereunder or in respect of the Loans, (ii) to furnish to Lenders and Borrowers either United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of Lenders and Borrowers) to provide Lenders and Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

          (g) No Obligor shall be permitted to assign its interest in this Agreement or any Loan Document without the prior written consent of the Lenders.

          (h) In addition to the assignments and participations permitted under the foregoing provisions of this Section , (i) Creditanstalt or its parent may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Lender as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Lender and (ii) Kellett may assign and pledge all or any portion of its Loans and its Notes to any financial institution which may be financing Kellett's obligations hereunder. No such assignment shall release the assignee from its obligations hereunder.

          11.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

          11.5 EXPENSE REIMBURSEMENT. The Obligors, jointly and severally, agree to reimburse the Lenders for all of the Lenders' expenses incurred in connection with the negotiation, preparation, execution, delivery, modification, and enforcement of this Agreement, the Notes, the Guaranty Agreements, the Stock Pledge Agreement, the Warrant Agreement, and the other Loan Documents, including, without limitation, audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the fees and disbursements of Lenders' attorneys, Troutman Sanders LLP, and any counsel retained by them, provided, however, that the total of such reimbursement by Obligors for work
--------  -------
performed through the execution of this Agreement shall not exceed Twenty-Five Thousand ($25,000.00) Dollars, and to reimburse the Lenders for all costs and expenses incurred by the Lenders (including, without limitation, attorneys' fees and disbursements) to: (a) commence, defend or intervene in any court proceeding; (b) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, or this Agreement, the Notes or any of the other Loan Documents; (c) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (d) attempt to enforce any Lien in any of the Collateral or to seek any advice with respect to such enforcement; and (e) enforce any of the Lenders' rights to collect any of the Obligations. Obligors also agree, jointly and severally, to pay, and to save harmless the Lenders from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes, or any of the other Loan Documents, or the recording of any thereof, or in any modification hereof or thereof. Additionally, the Obligors, jointly and severally, agree to pay to the Lenders on demand any and all fees, costs and expenses which the Lenders pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Obligors, or any of them, or any other Person, on behalf of Obligors, or any of them, by the Lenders of proceeds of any Loan and (ii) the depositing for collection by the Lenders of any check or item of payment received by or delivered to the Lenders on account of the Obligations. The Obligors' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          11.6 SEVERABILITY. If any provision of this Agreement or any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such Loan Document and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          11.7 NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand, (b) sent by telex or facsimile transmitter (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other overnight delivery service (receipt requested), in each case to the appropriate addresses, telex numbers, facsimile numbers designated for a party at the "Address for Notices" specified below its name on the signature pages hereto or to such other addresses as may be designated hereafter in writing by the respective parties hereto.

          11.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between such parties in respect of such subject matter, including, without limitation, as set forth in that certain commitment letter dated September 8, 1995, from the Lenders. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated except pursuant to a written instrument signed by Obligors and the Lenders.

          11.9 TIME OF THE ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

          11.10 REINSTATEMENT. This Agreement shall continue to be effective, or be reinstated, as the case may be, in respect to either Borrower if at any time payment, or any part thereof, of any of the Obligations of such Borrower is rescinded or must otherwise be restored or returned by any Lender or the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Borrowers, any of the other Obligors, or their Affiliates or upon or as a result of the appointment of a receiver, intervenor or conservator of, or custodian, trustee or similar officer for, either of the Borrowers, any of the other Obligors, or their Affiliates or any part of any of those parties' property, or otherwise, all as though such payments had not been made.

          11.11 INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party having or being deemed to have structured or dictated such provision.

          11.12  LENDERS NOT JOINT VENTURERS.  Neither this Agreement, the
Loan Documents, any agreements, instruments, documents executed and delivered pursuant hereto or thereto or in connection herewith or therewith, nor any of the transactions contemplated hereby or thereby shall in any respect be interpreted, deemed or construed as making either of the Lenders a partner or joint venturer with any Obligor or as creating any similar relationship or entity, and any Obligor agrees that it will not make any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving either of the Lenders and any Obligor.

          11.13 CURE OF DEFAULTS BY LENDERS. If, hereafter, any Obligor defaults in the performance of any duty or obligation to any third party, either or both of the Lenders may, at its option, but without obligation, cure such default and any costs, fees and expenses incurred by the Lenders in connection therewith including, without limitation, for payment on mortgage or note obligations, for the purchase of insurance, the payment of taxes and the removal or settlement of Liens and claims, shall be included in the Obligations and be secured by the Collateral.

          11.14 INDEMNITY. In addition to any other indemnity provided for herein, the Obligors, jointly and severally, hereby indemnify the Lenders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against either of the Lenders in any litigation, proceeding or investigation instituted or conducted by any Governmental Authority or any other Person (other than the Obligors) with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents, whether or not either of the Lenders is a party thereto, except to the extent that any of the foregoing arises out of gross negligence, willful misconduct or a breach of this Agreement by the Lenders, as the case may be. Additionally, the Obligors, jointly and severally, hereby indemnify and hold the Lenders harmless from all loss, cost (including, without limitation, fees and disbursements of counsel), liability and damage whatsoever incurred by the Lenders by reason of any violation of any applicable Environmental Laws for which any Obligor or any of its Affiliates or predecessors has any liability or which occurs upon any real estate owned by or under the control of any such Obligor or any of its Affiliates or predecessors, or by reason of the imposition of any governmental Lien for the recovery of environmental cleanup costs expended by reason of such violation, provided that the Lenders have no independent Liability therefor.
The Obligors' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          11.15  CONSEQUENTIAL DAMAGES.  THE LENDERS SHALL NOT BE RESPONSIBLE
OR LIABLE TO THE OBLIGORS, OR ANY OF THEM, OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.16 ATTORNEY-IN-FACT. Each Borrower hereby designates, appoints and empowers each of the Lenders irrevocably as its attorney-in-fact, at such Borrower's cost and expense, to do in the name of such Borrower any and all actions which the Lenders may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of such Borrower to do so, and each Borrower hereby agrees to indemnify and hold the Lenders harmless from any costs, damages, expenses or liabilities arising against or incurred by the Lenders in connection therewith except to the extent that any of such costs, damages, expenses or liabilities arise out of Lenders' gross negligence or willful misconduct or for acts taken in breach of this Agreement.

          11.17  GOVERNING LAW; JURISDICTION.  THIS AGREEMENT AND THE OTHER
LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OBLIGOR HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS;
(B) AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT AND THE LOAN DOCUMENTS; AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

          11.18 WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OBLIGOR AND EACH OF THE LENDERS HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF OBLIGORS OR THE LENDERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO MAKE THE LOANS TO BORROWERS.

                               ________________
                                   Initials

     IN WITNESS WHEREOF, Obligors and Lenders have caused their duly authorized officers to set their hands and seals as of the day and year first above written.

                                   "PARENT"

                                   TIE ACQUISITION CO.


                                   By:_________________________________________
                                      Name:
                                      Title:

                                   Attest:_____________________________________
                                          Name:
                                          Title:

                                   [CORPORATE SEAL]


                                   Address for Notices:
                                   --------------------

                                   1201 Third Avenue
                                   Suite 5400
                                   Seattle, Washington 98101-3031
                                   Attn:   Paul H. Pfleger
                                   Facsimile:  (206) 628-8031

                                   WITH A COPY TO:

                                   Smith, Gambrell & Russell
                                   Suite 3100
                                   1230 Peachtree Street
                                   Atlanta, Georgia  30309
                                   Attn:  Bruce W. Moorehead, Jr., Esq.
                                   Facsimile:  (404) 815-3509

                                   "TI"
                                    --

                                   TIE INVESTMENT INC.


                                   By:_________________________________________
                                      Name:
                                      Title:

                                   Attest:_____________________________________
                                          Name:
                                          Title:

                                   [CORPORATE SEAL]


                                   Address for Notices:
                                   --------------------

                                   1201 Third Avenue
                                   Suite 5400
                                   Seattle, Washington 98101-3031
                                   Attn:   Paul H. Pfleger
                                   Facsimile:  (206) 628-8031

                                   WITH A COPY TO:

                                   Smith, Gambrell & Russell
                                   Suite 3100
                                   1230 Peachtree Street
                                   Atlanta, Georgia  30309
                                   Attn:  Bruce W. Moorehead, Jr., Esq.
                                   Facsimile:  (404) 815-3509

                                   "LENDER"

                                   CREDITANSTALT CORPORATE FINANCE, INC.


                                   By:___________________________
                                      Robert M. Biringer
                                      Senior Vice President


                                   By:___________________________
                                      Joseph P. Longosz
                                      Vice President

                                   Account for Payments:
                                   --------------------
                                   Chemical Bank
                                   New York, New York
                                   ABA Routing Number: 021000128
                                   For the account of: Creditanstalt New York
                                   Account No.: 544-7-73095

                                   Address for Notices:
                                   --------------------
                                   Creditanstalt Corporate Finance, Inc.
                                   Two Greenwich Plaza
                                   Greenwich, CT   06830
                                   Attn:  Lisa Bruno
                                   Facsimile No: (203) 851-1234

                                   WITH COPIES TO:

                                   Creditanstalt Corporate Finance, Inc.
                                   Two Ravinia Drive
                                   Suite 1680
                                   Atlanta, Georgia  30346
                                   Attn: Robert M. Biringer
                                   Facsimile No: (770) 390-1851

                                   and

                                   Troutman Sanders
                                   600 Peachtree Street, N.W.
                                   Suite 5200
                                   Atlanta, Georgia  30308-2216
                                   Attn:  Hazen H. Dempster, Esq.
                                   Facsimile No.: (404) 885-3900

                                   "LENDER"

                                   KELLETT INVESTMENT CORPORATION


                                   By:___________________________
                                      Stiles A. Kellett, Jr.
                                      Chairman


                                   Account for Payments:
                                   --------------------

                                   Wachovia Bank of Georgia
                                   ABA Routing Number: 061000010
                                   For the account of:
                                   Kellett Investment Corporation
                                   Account No.:
                                   12677570

                                   Address for Notices:
                                   --------------------
                                   Kellett Investment Corporation
                                   Suite 1800
                                   200 Galleria Parkway
                                   Atlanta, Georgia 30339
                                   Attn:  Stiles A. Kellett, Jr.
                                   Facsimile No: (770) 956-7412

                                   WITH A COPY TO:

                                   Troutman Sanders
                                   600 Peachtree Street, N.W.
                                   Suite 5200
                                   Atlanta, Georgia  30308-2216
                                   Attn:  Hazen H. Dempster, Esq.
                                   Facsimile No.: (404) 885-3900

                                   "COLLATERAL AGENT"

                                   CREDITANSTALT CORPORATE FINANCE, INC.


                                   By:___________________________
                                      Robert M. Biringer
                                      Senior Vice President


                                   By:___________________________
                                      Joseph P. Longosz
                                      Vice President

                                   Account for Payments:
                                   --------------------
                                   Chemical Bank
                                   New York, New York
                                   ABA Routing Number: 021000128
                                   For the account of: Creditanstalt New York
                                   Account No.: 544-7-73095

                                   Address for Notices:
                                   --------------------
                                   Creditanstalt Corporate Finance, Inc.
                                   Two Greenwich Plaza
                                   Greenwich, CT   06830
                                   Attn:  Lisa Bruno
                                   Facsimile No: (203) 851-1234

                                   WITH COPIES TO:

                                   Creditanstalt Corporate Finance, Inc.
                                   Two Ravinia Drive
                                   Suite 1680
                                   Atlanta, Georgia  30346
                                   Attn: Robert M. Biringer
                                   Facsimile No: (770) 390-1851

                                   and

                                   Troutman Sanders
                                   600 Peachtree Street, N.W.
                                   Suite 5200
                                   Atlanta, Georgia  30308-2216
                                   Attn:  Hazen H. Dempster, Esq.
                                   Facsimile No.: (404) 885-3900